Exhibit 99.1

NOTICE OF REDEMPTION

MBIA INC.

6.40% Notes due August 15, 2022

(CUSIP # 55262CAH3)*

Reference is made to the 6.40% Notes due August 15, 2022 (the “Notes”) (CUSIP: 55262CAH3), issued pursuant to the Indenture, dated as of August 1, 1990 (the “Indenture”), between MBIA, Inc. (the “Company”) and The Bank of New York Mellon, as Trustee.

The Company hereby calls for redemption, pursuant to Section 12.2 of the Indenture, of the remaining $114,582,000 principal amount of the Notes. You are hereby notified that:

1.	The redemption date is December 15, 2020 (the “Redemption Date”).

2.	The redemption price (the “Redemption Price”) is equal to 100.00% of the aggregate principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the Redemption Date.

3.

On the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed and to collect the Redemption Price, the Notes called for redemption must be surrendered to the paying agent at the applicable address:

First Class/Registered/Certified Mail	Express Delivery Only	By Hand Only
The Bank of New York Mellon P.O. Box 396 Att: Debt Processing Unit (ACT) East Syracuse, NY 13057	The Bank of New York Mellon 111 Sanders Creek Parkway East Syracuse, NY 13057 Att: Corporate Trust Window	The Bank of New York Mellon 111 Sanders Creek Parkway East Syracuse, NY 13057 Att: Corporate Trust Window

For Information call 1-800-254-2826

4.	Unless the Company defaults in making the payment of the Redemption Price and accrued interest, interest on the Notes will cease to accrue on and after the Redemption Date.

Defined terms used in this notice but not defined herein have the meanings assigned to them in the Indenture.

MBIA, Inc.

By: The Bank of New York Mellon as Trustee

Dated: November 12, 2020

*

This CUSIP number has been assigned to this issue by Standard and Poor’s Corporation and is included solely for the convenience of the holders. Neither the Issuer, the Trustee nor the Paying Agent or any of their agents shall be responsible for the selection or use of this CUSIP number, nor is any representation made as to its correctness on the bonds or as indicated in any redemption notice.

IMPORTANT TAX INFORMATION

Please Read This Notice Carefully

EXISTING FEDERAL INCOME TAX LAW MAY REQUIRE THE WITHHOLDING OF 28% OF ANY PAYMENTS TO HOLDERS PRESENTING THEIR (SECURITIES) FOR PAYMENTS WHO HAVE FAILED TO FURNISH A TAXPAYER IDENTIFICATION NUMBER, CERTIFIED TO BE CORRECT UNDER PENALTY OF PERJURY. HOLDERS MAY ALSO BE SUBJECT TO A PENALTY OF $50.00 FOR FAILURE TO PROVIDE SUCH NUMBER. CERTIFICATION MAY BE MADE TO THE PAYING AGENT ON A SUBSTITUTE FORM W-9.